CREDIT SUISSE ASSET MANAGEMENT, LLC
                   WARBURG PINCUS FUNDS/CSAM CLOSED-END FUNDS
                                 CODE OF ETHICS


I.   APPLICABILITY

This Code of Ethics establishes rules of conduct for "Access Persons" (as defined below) of Credit Suisse Asset Management, LLC, its subsidiaries and Credit Suisse Asset Management Securities, Inc. (collectively referred to as "CSAM") and each U.S. registered investment company that adopts this Code ("Covered Fund") (CSAM and the Covered Funds are collectively referred to as the "Covered Companies"). For purposes of this Code, "Access Person" shall mean:

o any "Advisory Person" -- any employee or officer of CSAM and any natural person in a control relationship to a Covered Company (except for a natural person who, but for his or her holdings in a Covered Fund, would not be considered an Advisory Person, unless he or she obtains information concerning recommendations made to the Covered Fund with regard to the purchase or sale of securities by the Covered Fund, in which case such person shall be considered an Advisory Person only with respect to the Covered Fund); or

o any director, trustee or officer of a Covered Fund, whether or not such person is an Advisory Person, in which case such person shall be considered an Access Person only with respect to the Covered Fund.

For purposes of this Code:

o the term "security" shall include any option to purchase or sell, any security that is convertible or exchangeable for, and any other derivative interest relating to the security;

o the terms "purchase" and "sale" of a security shall include, among other things, the writing of an option to purchase or sell a security; and

o all other terms shall have the same meanings as under the Investment Company Act of 1940 ("1940 Act"), unless indicated otherwise.

II.  STATEMENT OF GENERAL PRINCIPLES

In conducting personal investment activities, all Access Persons are required to act consistent with the following general fiduciary principles:

o the interests of CSAM clients, including Covered Funds, must always be placed first, provided, however, that persons who are Access Persons only with respect to certain Covered Funds shall place the interests of such Covered Funds first;

o all personal securities transactions must be conducted in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

o    Access Persons must not take inappropriate advantage of their positions.

CSAM has a separate policy and procedures designed to detect and prevent insider trading, which should be read together with this Code. Nothing contained in this Code should be interpreted as relieving any Access Person from the obligation to act in accordance with any applicable law, rule or regulation or any other statement of policy or procedure adopted by any Covered Company.

III. PROHIBITIONS

The following prohibitions and related requirements apply to Advisory Persons and/or Access Persons (as stated) and accounts in which they have "Beneficial Ownership" (as defined in Exhibit 1).

A. Short Term Trading. CSAM discourages Advisory Persons from short-term trading (i.e., purchases and sales within a 60 day period), as such activity could be viewed as being in conflict with CSAM's general fiduciary principles. In no event, however, may an Advisory Person make a purchase and sale (or sale and purchase) of a security, including shares of Covered Funds and other U.S. registered investment companies (other than money market funds), within five "Business Days" (meaning days on which the New York Stock Exchange is open for trading). CSAM reserves the right to extend this prohibition period for the short-term trading activities of any or all Advisory Persons if CSAM determines that such activities are being conducted in a manner that may be perceived to be in conflict with CSAM's general fiduciary principles.

B. Side-by-Side Trading. No Access Person may purchase or sell (directly or indirectly) any security for which there is a "buy" or "sell" order pending for a CSAM client (except that this restriction does not apply to any Access Person who is neither an Advisory Person nor an officer of a Covered Fund, unless he or she knows, or in the ordinary course of fulfilling official duties with a Covered Fund should know, that there is a "buy" or "sell" order pending with respect to such security for a CSAM client), or that such Access Person knows (or should know) at the time of such purchase or sale:

o    is being considered for purchase or sale by or for any CSAM client; or

o    is being purchased or sold by or for any CSAM client.

C. Blackout Periods. No Advisory Person may execute a securities transaction within five Business Days before and one Business Day after a transaction in that security for a CSAM client.

D. Public  Offerings.  No Advisory  Person may  directly or  indirectly  acquire
Beneficial Ownership in any security in a public offering in the primary securities market.

E. Private Placements. No Advisory Person may directly or indirectly acquire or dispose of any Beneficial Ownership in any privately placed security without the express prior written approval of a supervisory person designated in Section IX of this Code ("Designated Supervisory Person"). Approval will take into account, among other factors, whether the investment opportunity should be reserved for a CSAM client, whether the opportunity is being offered to the Advisory Person because of his or her position with CSAM or as a reward for past transactions and whether the investment creates or may in the future create a conflict of interest.

F. Short Selling. Advisory Persons are only permitted to engage in short selling for hedging purposes. No Advisory Person may engage in any transaction that has the effect of creating any net "short exposure" in an individual security.

G. Futures Contracts. No Advisory Person may invest in futures contracts, except through the purchase of options on futures contracts.

H. Options. No Advisory Person may write (i.e., sell) any options except for hedging purposes and only if the option is fully covered.

I. Trading, Hedging and Speculation in Credit Suisse Group Securities. Transactions by employees, officers and directors of CSAM in securities of Credit Suisse Group ("CSG") are prohibited for each period beginning 15 calendar days before announcement of CSG yearly or half-yearly results and ending two Business Days after the announcement. Employees, officers and directors of CSAM may only hedge vested positions in CSG stock through short sales or derivative instruments. Uncovered short exposure, through short sales or otherwise, is not permitted without the express prior written approval of a Designated Supervisory Person.

J. Investment Clubs. No Advisory Person may participate in an "investment club" or similar activity.

K. Disclosure of Interest. No Advisory Person may recommend to or effect for any CSAM client any securities transaction without having disclosed his or her personal interest (actual or potential), if any, in the issuer of the securities, including without limitation:

o any ownership or contemplated ownership of any privately placed securities of the issuer or any of its affiliates;

o any employment, management or official position with the issuer or any of its affiliates;

o any present or proposed business relationship between the Advisory Person and the issuer or any of its affiliates; and

o any additional factors that may be relevant to a conflict of interest analysis.

Where the Advisory Person has a personal interest in an issuer, a decision to purchase or sell securities of the issuer or any of its affiliates by or for a CSAM client shall be subject to an independent review by a Designated Supervisory Person.

L. Gifts. No Advisory Person may seek or accept any gift of more than a de minimis value (approximately $250 per year) from any person or entity that does business with or on behalf of a CSAM client, other than reasonable, business-related meals and tickets to sporting events, theater and similar activities. If any Advisory Person is unsure of the appropriateness of any gift, a Designated Supervisory Person should be consulted.

M. Directorships and Other Outside Business Activities. No Advisory Person may serve on the board of directors/trustees of any issuer without the express prior written approval of a Designated Supervisory Person. Approval will be based upon a determination that the board service would be consistent with the interests of CSAM clients. Where board service is authorized, Advisory Persons serving as directors will be isolated from those making investment decisions regarding the securities of that issuer through "informational barrier" or other procedures specified by a Designated Supervisory Person.

No Advisory Person may be employed (either for compensation or in a voluntary capacity) outside his or her regular position with CSAM or its affiliated companies without the written approval of a Designated Supervisory Person.

IV.  EXEMPT TRANSACTIONS

A.  Exemptions from Prohibitions.

     1. Purchases and sales of securities issued or guaranteed by the U.S. government or any agencies or instrumentalities of the U.S. government, municipal securities, and other non-convertible fixed income securities, which are in each case rated investment grade, are exempt from the prohibitions described in paragraphs C and D of Section III if such transactions are made in compliance with the preclearance requirements of Section V(B) below.

     2. Any securities transaction, or series of related transactions, involving 500 shares or less of an issuer having a market capitalization (outstanding shares multiplied by the current market price per share) greater than $2.5 billion is exempt from the prohibition described in paragraph C of Section III if such transaction is made in compliance with the preclearance requirements of
Section V(B) below.

B. Exemptions from Prohibitions and Preclearance. The prohibitions described in paragraphs B through E of Section III and the preclearance requirements of
Section V(B) shall not apply to:

o purchases and sales of securities that are direct obligations of the U.S. government;

o purchases and sales of securities of U.S. registered open-end investment companies;

o purchases and sales of bankers' acceptances, bank certificates of deposit, and commercial paper;

o    purchases that are part of an automatic dividend reinvestment plan;

o purchases and sales that are non-volitional on the part of either the Access Person or the CSAM client;

o purchases and sales in any account maintained with a party that has no affiliation with the Covered Companies and over which no Advisory Person has, in the judgment of a Designated Supervisory Person after reviewing the terms and circumstances, direct or indirect influence or control over the investment or trading of the account; and

o purchases by the exercise of rights offered by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from the issuer.

C. Further Exemptions. Express prior written approval may be granted by a Designated Supervisory Person if a purchase or sale of securities or other outside activity is consistent with the purposes of this Code and Section 17(j) of the 1940 Act and rules thereunder (attached as Attachment A is a form to request such approval). For example, a purchase or sale may be considered consistent with those purposes if the purchase or sale is not harmful to a CSAM client because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by the CSAM client.

V.  TRADING, PRECLEARANCE, REPORTING AND OTHER COMPLIANCE PROCEDURES

A. Trading Through CSAM. No Advisory Person shall purchase or sell securities for an account in which he or she has Beneficial Ownership other than through the CSAM trading desk persons designated by a Designated Supervisory Person, unless express prior written approval is granted by a Designated Supervisory Person.

B. Preclearance. Except as provided in Section IV, before any Advisory Person purchases or sells any security for any account in which he or she has Beneficial Ownership, preclearance shall be obtained in writing from a
Designated Supervisory Person (attached as Attachment B is a form to request such approval). If clearance is given for a purchase or sale and the transaction is not effected on that Business Day, a new preclearance request must be made.

C. Reporting.

1. Initial Certification. Within 10 days after the commencement of his or her employment with CSAM or his or her affiliation with any Covered Fund, each Access Person shall submit to a Designated Supervisory Person an initial certification in the form of Attachment C to certify that:

o he or she has read and understood this Code of Ethics and recognizes that he or she is subject to its requirements; and

o he or she has disclosed or reported all personal securities holdings in which he or she has any direct or indirect Beneficial Ownership and all accounts in which any securities are held for his or her direct or indirect benefit.

2. Annual Certification. In addition, each Access Person shall submit to a Designated Supervisory Person an annual certification in the form of Attachment D to certify that:

o he or she has read and understood this Code of Ethics and recognizes that he or she is subject to its requirements;

o    he or she has complied with all requirements of this Code of Ethics; and

o he or she has disclosed or reported (a) all personal securities transactions for the previous year and (b) all personal securities holdings in which he or she has any direct or indirect Beneficial Ownership and accounts in which any securities are held for his or her direct or indirect benefit as of a date no more than 30 days before the annual certification is submitted.

Access Persons may comply with the initial and annual reporting requirements by submitting account statements and/or Attachment E to a Designated Supervisory Person within the prescribed periods. An Access Person who is not an Advisory Person is not required to submit initial or annual certifications, unless such Access Person is an officer of a Covered Fund.

Each Advisory Person shall annually disclose all directorships and outside business activities (attached as Attachment F is a form for such disclosure).

3. Quarterly Reporting. All Advisory Persons and each Access Person who is an officer of a Covered Fund shall also supply a Designated Supervisory Person, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts, including confirmations and statements for transactions and accounts described in Section IV(B) above (exempt from prohibitions and preclearance). This information must be supplied at least once per calendar quarter, within 10 days after the end of the calendar quarter.

Each Access Person who is neither an Advisory Person nor an officer of a Covered Fund is required to report a transaction only if he or she, at the time of that transaction, knew (or in the ordinary course of fulfilling official duties with a Covered Fund should have known) that during the 15-day period immediately before or after the date of the transaction the security such person purchased or sold was purchased or sold by the Covered Fund or was being considered for purchase or sale by the Covered Fund.

VI. COMPLIANCE MONITORING AND SUPERVISORY REVIEW

A Designated Supervisory Person will periodically review reports from the CSAM trading desk (or, if applicable, confirmations from brokers) to assure that all transactions effected by Access Persons for accounts in which they have Beneficial Ownership are in compliance with this Code and Rule 17j-1 under the 1940 Act.

Material violations of this Code and any sanctions imposed shall be reported not less frequently than quarterly to the board of directors of each relevant Covered Fund and to the senior management of CSAM. At least annually, each Covered Company shall prepare a written report to the board of directors/trustees of each Covered Fund, and to the senior management of CSAM, that:

o describes issues that have arisen under the Code since the last report, including, but not limited to, material violations of the Code or procedures that implement the Code and any sanctions imposed in response to those violations; and

o certifies that each Covered Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

Material changes to this Code of Ethics must be approved by the Board of Directors of each Covered Fund no later than six months after the change is adopted. That approval must be based on a determination that the changes are reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by the Code and Rule 17j-1 under the 1940 Act. Board approval must include a separate vote of a majority of the independent directors.

VII.     SANCTIONS

Upon discovering that an Access Person has not complied with the requirements of this Code, the senior management of the relevant Covered Company may impose on that person whatever sanctions are deemed appropriate, including censure; fine; reversal of transactions and disgorgement of profits; suspension; or termination of employment.

VIII.    CONFIDENTIALITY

All information obtained from any Access Person under this Code shall be kept in strict confidence, except that reports of transactions will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

IX.      FURTHER INFORMATION

The Designated Supervisory Persons are Hal Liebes and James W. Bernaiche or their designees in CSAM's legal and compliance department. Any questions regarding the Code of Ethics should be directed to a Designated Supervisory Person.

Dated:   March 1, 2000

                                                                       EXHIBIT 1

                       CREDIT SUISSE ASSET MANAGEMENT, LLC
                              WARBURG PINCUS FUNDS
                                 CODE OF ETHICS

                       DEFINITION OF BENEFICIAL OWNERSHIP


The term "Beneficial Ownership" as used in the attached Code of Ethics is to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("Rule"). Under the Rule, a person is generally deemed to have Beneficial Ownership of securities if the person (directly or indirectly), through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the securities.

The term "pecuniary interest" is generally defined in the Rule to mean the opportunity (directly or indirectly) to profit or share in any profit derived from a transaction in the securities. A person is deemed to have an "indirect pecuniary interest" within the meaning of the Rule:

o in any securities held by members of the person's immediate family sharing the same household; the term "immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, as well as adoptive relationships;

o a general partner's proportionate interest in the portfolio securities held by a general or limited partnership;

o a person's right to dividends that is separated or separable from the underlying securities;

o    a person's interest in certain trusts; and

o    a person's  right to acquire  equity  securities  through  the  exercise or
     conversion   of  any   derivative   security,   whether  or  not  presently
     exercisable.1

For purposes of the Rule, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation's or the entity's portfolio. The term "control" means the power to exercise a controlling influence over management or policies, unless the power is solely the result of an official position with the company.



                                                                    ATTACHMENT A

                       CREDIT SUISSE ASSET MANAGEMENT, LLC
                   WARBURG PINCUS FUNDS/CSAM CLOSED-END FUNDS
                     CODE OF ETHICS -- SPECIAL APPROVAL FORM

1. The following is a private placement of securities or other investment requiring special approval in which I want to acquire or dispose of Beneficial
Ownership:


NAME OF PRIVATE
SECURITY OR OTHER         DATE TO BE        AMOUNT TO BE      RECORD              PURCHASE          HOW ACQUIRED
------------------        -----------       -------------     ------              --------          ------------
INVESTMENT                ACQUIRED          HELD              OWNER               PRICE             (BROKER/ISSUER)
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

Would this investment opportunity be appropriate for a CSAM client?

--- Yes  --- No

2.       I want to engage in the following outside business activity:
-----------------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

                  3. I want special approval to place personal securities trades other than through the CSAM trading desk (please describe):
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

-----------------------------------------------------------------------------

I certify, as applicable, that I (a) am not aware of any non-public information about the issuer, (b) have made all disclosures required by the Code of Ethics and (c) will comply with all reporting requirements of the Code.

--------------------------------            -------------------------------
Signature                                            Date

--------------------------------
Print Name

--- Approved
--- Not Approved

-------------------------------             ------------------------------
Designated Supervisory Person                        Date



                                                                    ATTACHMENT B

                       CREDIT SUISSE ASSET MANAGEMENT, LLC
                   WARBURG PINCUS FUNDS/CSAM CLOSED-END FUNDS
              CODE OF ETHICS -- PERSONAL TRADING PRECLEARANCE FORM

This form should be filled out completely to expedite approval.

1.       Security:                  ------------------------------------------

         Ticker:           ------------------------------------------
         ---- Purchase              ---- Sale

2.       Number of shares/bonds/units/contracts:     ---------------------------

3.       Account Name/Shortname:    --------------------------------------------

4.       Brokerage Firm and Account Number: ------------------------------------

5. Why do you want to purchase or sell? Is this an opportunity appropriate for CSAM clients?

         -----------------------------------------------------------------------

                  6. Are you aware of a CSAM Advisory Person who is buying or selling or who plans to buy or sell this security for his or her personal accounts or CSAM clients?

         --- Yes     --- No

         If yes, who?
         -----------------------------------------------------------------------

                  7. If the amount is less than 500 shares, is the issuer market capitalization greater than $2.5 billion?

         ---- Yes          ----- No

I certify that I (a) am not aware of any non-public information about the issuer, (b) have made all disclosures required by the Code of Ethics and this trade otherwise complies with the Code, including the prohibition on investments in initial public offerings, and (c) will comply with all reporting requirements of the Code.

----------------------------------                   ---------------------------
Signature of Advisory Person                                           Date

----------------------------------
Print Name

--- Approved
--- Not Approved


----------------------------------                   ---------------------------
Designated Supervisory Person               Date - VALID THIS BUSINESS DAY ONLY.





                                                                    ATTACHMENT C

                       CREDIT SUISSE ASSET MANAGEMENT, LLC
                   WARBURG PINCUS FUNDS/CSAM CLOSED-END FUNDS
                                 CODE OF ETHICS

                              INITIAL CERTIFICATION


I certify that I:

O have read and understood the Code of Ethics for Credit Suisse Asset Management, LLC, the Warburg Pincus Funds and the CSAM Closed-End Funds and recognize that I am subject to its requirements; and

O have disclosed or reported all personal securities holdings in which I had any direct or indirect Beneficial Ownership and accounts in which any securities were held for my direct or indirect benefit as of the date I commenced employment with CSAM or the date I became affiliated with a Covered Fund.



--------------------------------            -------------------------------
Signature of Access Person                           Date



--------------------------------
Print Name



                                                                    ATTACHMENT D

                       CREDIT SUISSE ASSET MANAGEMENT, LLC
                   WARBURG PINCUS FUNDS/CSAM CLOSED-END FUNDS
                                 CODE OF ETHICS

                              ANNUAL CERTIFICATION


I certify that I:

O have read and understood the Code of Ethics for Credit Suisse Asset Management, LLC, the Warburg Pincus Funds and the CSAM Closed-End Funds and recognize that I am subject to its requirements;

O have complied with all requirements of the Code of Ethics and Policy and Procedures Designed to Detect and Prevent Insider Trading in effect during the year ended December 31, 1999; and

O have disclosed or reported all personal securities transactions for the year ended December 31, 1999 and all personal securities holdings in which I had any direct or indirect Beneficial Ownership and all accounts in which any securities were held for my direct or indirect benefit as of December 31, 1999.


--------------------------------            -------------------------------
Signature of Access Person                           Date



--------------------------------
Print Name





                                                                    ATTACHMENT E

                       CREDIT SUISSE ASSET MANAGEMENT, LLC
                   WARBURG PINCUS FUNDS/CSAM CLOSED-END FUNDS
            Code of Ethics - Personal Securities Account Declaration

All Access Persons must complete each applicable item (1, 2, 3 or 4) and sign below.

1. The following is a list of securities/commodities accounts in which I have Beneficial Ownership:

     BROKER/DEALER                                             ACCOUNT TITLE AND NUMBER
     --------------------------------------------------------- ------------------------------------------------------
     --------------------------------------------------------- ------------------------------------------------------

     --------------------------------------------------------- ------------------------------------------------------

     --------------------------------------------------------- ------------------------------------------------------

     --------------------------------------------------------- ------------------------------------------------------

       2. The following is a list of securities/commodities accounts in which I had Beneficial Ownership that have been opened or closed in the past year:

     BROKER/DEALER                                             ACCOUNT TITLE AND NUMBER
     --------------------------------------------------------- ------------------------------------------------------

     --------------------------------------------------------- ------------------------------------------------------

     --------------------------------------------------------- ------------------------------------------------------

     --------------------------------------------------------- ------------------------------------------------------

3. The following is a list of any other securities or other investment holdings in which I have Beneficial Ownership (for securities held in accounts other than those disclosed in response to items 1 and 2):


NAME OF PRIVATE
SECURITY OR OTHER                                             RECORD              PURCHASE          HOW ACQUIRED
------------------                                            ------              --------          ------------
INVESTMENT                DATE ACQUIRED     AMOUNT HELD       OWNER               PRICE             (BROKER/ISSUER)
----------                -------------     -----------       -----               -----             ---------------
------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

------------------------- ----------------- ----------------- ------------------- ----------------- ----------------------

       4. I do not have Beneficial Ownership in any securities/commodities accounts or otherwise have Beneficial Ownership of any securities or other instruments subject to the Code of Ethics. (Please initial.)

       -------------
       Initials

I declare that the information given above is true and accurate:

--------------------------------            -------------------------------
Signature of Access Person                  Date

-------------------------------
Print Name





                                                                    ATTACHMENT F

                       CREDIT SUISSE ASSET MANAGEMENT, LLC
                   WARBURG PINCUS FUNDS/CSAM CLOSED-END FUNDS
                                 CODE OF ETHICS

                           OUTSIDE BUSINESS ACTIVITIES

Outside business activities include, but are not limited to, the following:

o    self-employment;

o    receiving compensation from another person or company;

o serving as an officer, director, partner, or consultant of another business organization (including a family owned company); and

o becoming a general or limited partner in a partnership or owning any stock in a business, unless the stock is publicly traded and no control relationship exists.

Outside business activities include serving with a governmental (federal, state or local) or charitable organization whether or not for compensation.

ALL ADVISORY PERSONS MUST COMPLETE AT LEAST ONE CHOICE (1 OR 2) AND SIGN BELOW.

1.       The following are my outside business activities:

                                                                        APPROVED BY DESIGNATED SUPERVISORY PERSON
     OUTSIDE BUSINESS ACTIVITY            DESCRIPTION OF ACTIVITY       (YES/NO)
     ------------------------------------ ----------------------------- ---------------------------------------------
     ------------------------------------ ----------------------------- ---------------------------------------------

     ------------------------------------ ----------------------------- ---------------------------------------------

     ------------------------------------ ----------------------------- ---------------------------------------------

     ------------------------------------ ----------------------------- ---------------------------------------------

     ------------------------------------ ----------------------------- ---------------------------------------------


2. I am not involved in any outside business activities. (Please initial)

         ------------
         Initials

I declare that the information given above is true and accurate:


--------------------------------            -------------------------------
Signature of Advisory Person                                  Date

--------------------------------
Print Name

--------
1 The term "derivative security" is defined as any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to an equity security (or similar securities) with a value derived from the value of an equity security.